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                                                                   EXHIBIT 10.55

                                    SPSS INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose.

         The SPSS Inc. Employee Stock Purchase Plan (hereinafter the "Plan") is intended as an incentive to, and to encourage stock ownership by, all Eligible Employees (as defined in Section 3 below) of SPSS Inc. ("SPSS" or the "Company"), and its participating subsidiaries (as defined in Section 17) so that they may share in the growth of SPSS by acquiring or increasing their proprietary interests in SPSS. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company. It is intended that Options (as defined in Section 5(b)(i) below) issued pursuant to this Plan will constitute Options issued pursuant to a "qualified employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Administration of the Plan.

         The Plan will be administered by the Compensation Committee of the Board of Directors (the "Board") of SPSS (the "Compensation Committee"). Any action which may be taken by the Compensation Committee hereunder may be taken instead by the full Board and, in such event, the word "Compensation Committee" wherever used herein shall be deemed to mean the full Board.

         The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any Option granted hereunder shall be final, unless otherwise determined by the Board. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the Plan as it deems necessary and appropriate, provided that any such rules and regulations shall be applied on a uniform basis to all Eligible Employees. No member of the Board or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. In the event the Board fails to appoint or refrains from appointing a Compensation Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Compensation Committee" wherever used herein shall be deemed to mean the Board.

3.       Eligible Employees.

         (a) Subject to the exclusions set forth in Section 3(b) below, all employees of SPSS or any of its participating subsidiaries who are employees on the first day of a Contribution Period (as defined in Section 5(a) below) (each, an "Eligible Employee") shall be eligible to receive Options under this Plan to purchase shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and all Eligible Employees shall have the same rights and privileges hereunder. Members of the Board who are not employees of SPSS shall not be eligible to receive Options under this Plan.

         (b) Notwithstanding the foregoing, an employee will not qualify as an Eligible Employee with regard to a particular Contribution Period if:

               (i) the employee's customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year;

               (ii) upon receipt of an Option, the employee would own Common Stock constituting five percent (5%) or more of the total combined voting power or value of all classes of equity securities of SPSS, its parent or its subsidiary corporations, as the term "subsidiary corporation"




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is defined in Section 424 of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and Common Stock which the employee may purchase under outstanding Options shall be treated as Common Stock owned by the employee; or

               (iii) upon receipt of an Option, the Option would permit the employee's right to purchase Common Stock under this Plan, and under any other
Section 423(b) employee stock purchase plans of SPSS, its parent or any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

4.       Common Stock Subject to the Plan.

         The Common Stock subject to the Options under the Plan shall be shares of the Company's authorized but unissued Common Stock, or shares of such Common Stock reacquired by SPSS, including shares purchased in the open market. The aggregate number of shares which may be purchased pursuant to the Plan is 500,000, subject to adjustment as provided in Section 12. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

5.       Contribution Periods, Payroll Deductions and Options.

         (a) Contribution Periods and Payroll Deductions. The contribution periods during which payroll deductions will be accumulated under the Plan will be the six-month periods extending from January 1 through June 30 and July 1 through December 31 of each year, respectively (each a "Contribution Period"). Payroll deductions made from bonus and commission payments will be deemed accumulated under the Plan during the Contribution Period during which such payments are made. All other payroll deductions will be deemed accumulated under the Plan during the Contribution Period during which the regular payroll period to which it relates ends.

         (b) Option Grants.

               (i) Two times each year, on the first Business Day (as defined below) of each Contribution Period (the "Option Grant Date"), SPSS will grant to each Eligible Employee who has chosen to participate in the Plan (each, a "Participant") an option (the "Option") to purchase on the last day of such Contribution Period, at the Option Purchase Price (defined in Section 5(b)(ii) below), a maximum of Four Thousand (4,000) shares of Common Stock (the "Purchase Limit"), on condition that such Participant continues to qualify as an Eligible Employee throughout such Contribution Period. Each Participant shall be entitled to exercise an Option granted hereunder only to the extent of the Participant's accumulated payroll deductions on the last day of such Contribution Period. In the event that the Participant's accumulated payroll deductions on the last day of the Contribution Period would enable the Participant to purchase more than 4,000 shares of Common Stock except for the Purchase Limit, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 4,000 shares of Common Stock shall be promptly refunded to the Participant by SPSS, without interest. The Purchase Limit shall be subject to adjustment as provided in Section 12. The term "Business Day" means a day on which there is trading on the Nasdaq National Market.


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               (ii) The option purchase price for each Contribution Period shall be the lesser of (i) 85% of the Fair Market Value (as defined in Section 5(b)(iii) below) of the Common Stock on the Option Grant Date, or (ii) 85% of the Fair Market Value of the Common Stock on the last Business Day of the Contribution Period, in either event, rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4 (the "Option Purchase Price"). The Option Purchase Price per share shall be subject to adjustment as provided in Section 12.

               (iii) For purposes of this Plan, the term "Fair Market Value" on any date means (i) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an option is granted under this Plan, "Fair Market Value" shall mean the fair market value of the Common Stock as determined by the Compensation Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

6.       Exercise of Options.

         Each Participant who continues to qualify as an Eligible Employee on the last Business Day of a Contribution Period shall be deemed to have automatically exercised such Participant's Option on such date and shall be deemed to have purchased from SPSS such number of full shares of Common Stock reserved for the purpose of the Plan as such Participant's accumulated payroll deductions on such date will pay for at the Option Purchase Price, subject to the Purchase Limit. If a Participant does not qualify as an Eligible Employee on the last Business Day of a Contribution Period, such Participant shall not be entitled to exercise its Option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a Participant's account at the end of a Contribution Period shall be refunded to the Participant by SPSS, without interest, as soon as reasonably possible after the end of the Contribution Period.

7.       Authorization for Entering the Plan.

         An Eligible Employee may enter the Plan by filling out, signing and delivering to SPSS a payroll deduction authorization form at least fifteen (15) days prior to the commencement of each Contribution Period in which the Eligible Employee would like to participate. Each payroll deduction authorization form shall (a) state the percentage to be deducted regularly from the Eligible Employee's pay in accordance with Section 8 below and (b) authorize the purchase of Common Stock for the Eligible Employee for such Contribution Period in accordance with the terms of the Plan.

         SPSS will accumulate and hold for the Eligible Employee's account the amounts deducted from such Eligible Employee's pay. No interest will be paid on these amounts.

         SPSS employees who commence employment with SPSS after the Option Grant Date for a particular Contribution Period shall not be eligible to participate, and thereby receive an Option, until the next Contribution Period.

8.       Maximum Amount.

         An Eligible Employee may authorize payroll deductions in an amount (expressed as a percentage) equal to not less than one percent (1%) but not more than fifteen percent (15%) of the


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Eligible Employee's total compensation, including base pay or salary and any bonuses or commissions. Such payroll deduction must be expressed in whole-number increments. Payroll deductions may not include a fraction of a percent, and any authorized payroll deduction expressed as a fraction of a percent shall be rounded down to a percentage equal to the next whole number.

9.       Change in Payroll Deductions.

         Deductions may not be increased or decreased during a Contribution Period. However, a Participant may withdraw in full from the Plan as provided in
Section 10.

10.      Withdrawal from the Plan.

         A Participant may withdraw from the Plan, in whole but not in part, at any time prior to the last Business Day of a Contribution Period by delivering a withdrawal notice to SPSS at least fifteen (15) days prior to the termination of the Contribution Period. This withdrawal notice shall authorize the cessation of payroll deductions in accordance with the Plan. The foregoing right to withdraw from the Plan shall be exercisable at will by the Participant.

         Upon receipt of this withdrawal notice, SPSS will promptly refund the entire balance of the former Participant's deductions not previously used to purchase stock under the Plan.

         To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new payroll deduction authorization form in accordance with the terms of Section 7 above. An Eligible Employee's re-entry into the Plan cannot, however, become effective before the commencement of the next Contribution Period following such Eligible Employee's withdrawal.

11.      Issuance of Stock.

         As soon as practical after each Contribution Period, SPSS shall instruct its transfer agent to deliver to each Participant a certificate representing that number of shares of Common Stock purchased by the Participant during such Contribution Period. Common Stock purchased under the Plan will be issued only in the name of the Participant.

12.      Adjustments.

         Upon the happening of any of the following described events, a Participant's rights under Options granted under the Plan shall be adjusted as hereinafter provided:

         (a) In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of SPSS, the shares of Common Stock shall be exchanged for other securities of SPSS, each Participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of SPSS as were exchangeable for the number of shares of Common Stock which such Participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the Option Purchase Price per share to reflect such subdivision, combination or exchange; and

         (b) In the event SPSS shall issue any of its shares of Common Stock as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to Option hereunder, each Participant upon exercising such an Option shall be entitled to receive (for the Option


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Purchase Price paid upon such exercise) the shares of Common Stock as to which such Participant is exercising its Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which such Participant would have received if it had been the holder of the shares of Common Stock as to which it is exercising its Option at all times between the date of the granting of such Option and the date of its exercise.

         Upon the happening of any of the events specified in paragraph (a) or
(b) above, the class and aggregate number of shares set forth in Section 4 hereof which are subject to Options which have been or may be granted under the Plan and the Purchase Limit set forth in Section 5 shall also be appropriately adjusted to reflect the events specified in paragraph (a) or (b) above. Notwithstanding the foregoing, any adjustments made pursuant to paragraph (a) or
(b) shall be made only to the extent that the Compensation Committee, based on advice of counsel for SPSS, determines that such adjustments will not constitute a change requiring stockholder approval under Section 423(b)(2) of the Code.

         If SPSS is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee shall, with respect to Options then outstanding under this Plan, either (i) make appropriate provision for the continuation of such Options by arranging for the substitution on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or (ii) terminate all outstanding Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the Options (determined as of the date of the Acquisition) over the Option Purchase Price thereof (determined with reference only to the first Business Day of the applicable Contribution Period).

         The Compensation Committee or Board shall determine the adjustments to be made under this Section 12, and its determination shall be conclusive.

13.      No Transfer or Assignment of Rights.

         An Eligible Employee's rights under the Plan are such Employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any Option granted under the Plan to a Participant may be exercised, during the employee's lifetime, only by the Participant.

14.      Termination of Rights.

         An Eligible Employee's rights under the Plan will terminate when such Employee ceases to be an Eligible Employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason, except that if an Eligible Employee is on a leave of absence from work during the last four (4) weeks of any Contribution Period, such Eligible Employee shall be deemed to be a Participant in the Plan on the last day of that Contribution Period. A withdrawal notice will be considered as having been received from the Eligible Employee on the day such Eligible Employee's employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded without interest.


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         If an Eligible Employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

15.      Termination and Amendments to the Plan.

         Unless terminated sooner as provided below, the Plan shall terminate on April 28, 2015. The Plan may be terminated at any time by the Board but such termination shall not affect Options then outstanding under the Plan. The Plan will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares of Common Stock shall be apportioned among Participants in proportion to their Options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest. The Compensation Committee or the Board may from time to time adopt amendments to the Plan provided that, without the approval of the SPSS stockholders, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially modify the requirements for eligibility to participate in the Plan, (iii) affect any right or obligation with respect to any grant previously made, unless required by law, or (iv) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

16.      Limits on Sale of Stock Purchased Under the Plan.

         The Plan is intended to provide shares of Common Stock for investment and not for resale. SPSS does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An SPSS employee may, therefore, sell Common Stock purchased under the Plan at any time the SPSS employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, to give SPSS prompt notice of the disposition of any such stock within two years after the date of grant of the applicable Option showing the number of such shares disposed of. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17.      Participating Subsidiaries.

         The term "participating subsidiary" shall mean any subsidiary of SPSS, as that term is defined in Section 424(f) of the Code and applying the attribution rules of Section 424(d) of the Code, which is designated from time to time by the Board to participate in the Plan. The Board shall have the power to make such designation before or after the Plan is approved by the stockholders.

18.      Optionees Not Stockholders.

         Neither the granting of an Option to a Participant nor the deductions from such Participant's pay shall cause such Participant to qualify as a stockholder of the shares of Common Stock covered by an Option until such shares have been actually purchased by the Participant.



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19.      Application of Funds.

         The proceeds received by SPSS from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

20.      Governmental Regulations.

         The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission (the "SEC") and the Internal Revenue Service.

21.      Approval of Shareholders; Effectiveness.

         The Plan was adopted by the Board on April 28, 2005 and shall become effective on June 15, 2005 (the "Effective Date") provided no Options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of SPSS and (ii) SPSS shall have complied with all applicable requirements of the Securities Act of 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the SEC), all applicable listing requirements of the Nasdaq National Market and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial purchase period hereunder shall be refunded.